UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2019

EUREKA HOMESTEAD BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-230193	83-4051300
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1922 Veterans Memorial Boulevard, Metairie, Louisiana	70005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 834-0242

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01	Entry Into a Material Definitive Agreement.

On May 13, 2019, Eureka Homestead Bancorp, Inc. (the “Company”) and Eureka Homestead, a federal savings association (the “Bank”), entered into an Agency Agreement with FIG Partners, LLC (“FIG”). FIG will assist in the marketing of the Company’s common stock during the Company’s stock offering in connection with the Bank’s pending mutual to stock conversion.

For its services in the subscription and community offering, FIG will receive a management fee of $25,000 and a success fee of $300,000 upon closing of the offering. The $25,000 management fee will credited against the $300,000 success fee. In addition, FIG will receive a fee of $35,000 for conversion agent and data processing records management agent services, as well as a reimbursement for out-of-pocket expenses and legal expenses related to its marketing services and its conversion agent and data processing records management agent services. If the Company conducts a syndicated community offering, the Company will pay a transaction fee not to exceed 6.0% of the aggregate purchase price of all shares of common stock sold in the syndicated community offering.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1, as amended (Registration No. 333-230193), filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated May 13, 2019.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

1.1	Agency Agreement dated May 13, 2019 (without exhibits)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 14, 2019	EUREKA HOMESTEAD BANCORP, INC.

	By:	/s/ Cecil A. Haskins, Jr.
Cecil A. Haskins, Jr.
President and Chief Financial Officer